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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MKS Instruments, Inc. (the "Company") related to the Company's Amended and Restated 1999 Employee Stock Purchase Plan, of our report dated January 22, 1999, except for the information in the first and second paragraph of Note 13, as to which the date is January 28, 1999 and February 24, 1999, respectively, relating to the consolidated financial statements of MKS Instruments, Inc., which appears in the Company's Registration Statement on Form S-1 (File No. 333-71363). We also consent to the incorporation by reference of our report dated January 22, 1999, relating to the financial statement schedule of MKS Instruments, Inc., which appears in the Company's Registration Statement on Form S-1 (File No. 333-71363).

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Boston, Massachusetts
May 6, 1999